Exhibit 10.2

Execution Version

INVESTORS RIGHTS AGREEMENT

THIS INVESTORS RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of July 27, 2026 (the “Effective Date”), by and among Uranium Royalty Corp., a corporation existing pursuant to the laws of the State of Delaware (“New ParentCo”) and Orion Resource Partners (USA) LP, OMF II Onshore Gamma Holdings LLC, OMF II Intermediate Holdings LLC, OMF III Onshore Gamma Holdings LLC, OMF Onshore Omega Holdings LLC, OMF Co-Fund II Holdings LLC, OMF II Onshore Alpha Holdings LLC, OMF II Onshore Beta Holdings LLC, OMF III Onshore Alpha Holdings LLC, OMF III Onshore Beta Holdings LLC and OMF III Intermediate Holdings LLC (collectively, the “Orion Sellers”) and HRG Metals LP (“HRG” and, together with its parent, Ontario Teachers’ Pension Plan Board (“OTPPB”), the “OTPPB Parties”), and the OTPPB Parties, collectively with the Orion Sellers, the “Sellers”). New ParentCo and the Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Arrangement Agreement, dated as of April 16, 2026 (the “Arrangement Agreement”), by and among Uranium Royalty Corp., a corporation existing under the laws of Canada (“URC”), certain affiliated entities of Orion Resource Partners (USA) LP, HRG, and the other parties thereto, the Parties have agreed to consummate certain transactions (the “Transactions”) by way of a statutory plan of arrangement under the provisions of the Canada Business Corporations Act (the “CBCA”), pursuant to which, among other things, New ParentCo will become a new U.S.-domiciled publicly listed company resulting from the Transactions;

WHEREAS, in connection with the consummation of the Transactions, each Seller will receive shares of common stock of New ParentCo (the “New ParentCo Shares”);

WHEREAS, the Arrangement Agreement contemplates that the parties thereto will enter into this Agreement, substantially on the terms set forth in Schedule I to the Arrangement Agreement, in connection with the completion of the Plan of Arrangement; and

WHEREAS, the Parties desire to set forth certain agreements with respect to the governance of New ParentCo and certain rights and obligations of the Sellers following the Closing (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, “controls” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise); provided that, the term “Affiliate” shall not include any portfolio company of any Person.

1.2 “Agreement” has the meaning set forth in the preamble.

1.3 “Arrangement Agreement” has the meaning set forth in the recitals.

1.4 “Board” or “Board of Directors” means the board of directors of New ParentCo as the same is constituted from time to time.

1.5 “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York and Toronto, Canada are authorized or required by applicable Law to close.

1.6 “Canadian Securities Laws” means, collectively, the applicable securities laws of each of the provinces and territories of Canada and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or regulatory authorities of Canada and of each of the provinces and territories of Canada and the applicable rules and requirements of any stock exchange.

1.7 “Closing” means the closing of the Transactions as contemplated by the Arrangement Agreement and the Plan of Arrangement.

1.8 “Control Person” means, with respect to New ParentCo, any Person who holds a sufficient number of any securities of New ParentCo to affect materially the control of New ParentCo, or any Person who holds more than 20% of the outstanding voting securities of New ParentCo, in each case as determined in accordance with applicable Canadian Securities Laws.

1.9 “Demand Registration” has the meaning set forth in Section 7.3.

1.10 “Demanding Holders” has the meaning set forth in Section 7.3.

1.11 “Designation Period” has the meaning set forth in Section 4.1.

1.12 “Equity Issuance” has the meaning set forth in Section 5.

1.13 “Excepted Securities” means (i) New ParentCo Shares (or options therefor) issued, granted, or sold to directors or employees of, or consultants to, New ParentCo or any subsidiary pursuant to any bona fide stock option, stock purchase, equity incentive, or other share-based compensation plan approved by the Board; (ii) New ParentCo Shares or other securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued and outstanding on the date hereof, or in the future if given preemption rights or were Excepted Securities; (iii) New ParentCo Shares or other securities issued in connection with a stock split or stock dividend or pursuant to a reverse stock split or stock combination, provided that such reverse stock split or stock combination does not have a material effect on the proportionate interests of the Sellers; (iv) New ParentCo Shares or other securities issued as consideration in connection with a bona fide acquisition by New ParentCo of any business, assets, or securities of another Person; and (v) New ParentCo Shares or other securities issued to banks, equipment lessors, or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction approved by the Board, or to suppliers, strategic partners, or other Persons in connection with commercial relationships or joint ventures approved by the Board, provided that such issuances are not primarily for equity financing purposes.

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1.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.15 “Exchangeable Shares” means the certain New ParentCo Shares issuable to holders of shares of Exchangeco pursuant to the Voting and Exchange Trust Agreement (as defined in the Arrangement Agreement).

1.16 “Exchangeco” means UROY ExchangeCo Ltd., a corporation existing under the laws of the Province of British Columbia.

1.17 “Excluded Registration” means a registration (i) on Form S-8 (or any successor or similar registration statement under the Securities Act) relating to the sale or grant of securities to employees of New ParentCo or a subsidiary thereof pursuant to a stock option, stock purchase, equity incentive or similar plan; or (ii) on Form S-4 (or any successor or similar form registration statement under the Securities Act) relating to the issuance of New ParentCo Shares in connection with any merger, acquisition or consolidation transaction.

1.18 “Extraordinary Transaction” means any tender offer, exchange offer, share exchange, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other matters involving a corporate transaction that require a stockholder vote.

1.19 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.20 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by New ParentCo with the SEC.

1.21 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.22 “HRG” has the meaning set forth in the preamble.

1.23 “Governmental Entity” means any federal, state, provincial, local, municipal, foreign, or supranational government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, or instrumentality, court, tribunal, arbitrator, or self-regulatory body.

1.24 “Holder” means any holder of Registrable Securities.

1.25 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

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1.26 “Issuance Notice” has the meaning set forth in Section 5.

1.27 “Law” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, decrees, declarations, rulings, ordinances, judgments, injunctions, determinations, awards, or other requirements, whether domestic, foreign, or supranational, and the terms and conditions of any authorization of or from any Governmental Entity.

1.28 “Lock-Up Period” means the period commencing on the date of the Closing and ending on the date that is one hundred eighty (180) days following the Closing.

1.29 “Losses” has the meaning set forth in Section 7.9(a).

1.30 “Nasdaq” means The Nasdaq Stock Market LLC.

1.31 “New ParentCo” has the meaning set forth in the preamble.

1.32 “New ParentCo Shares” has the meaning set forth in the recitals.

1.33 “NI 45-102” means National Instrument 45-102 – Resale of Securities, as amended from time to time.

1.34 “Nominating Committee” has the meaning set forth in Section 4.6(a).

1.35 “Orion Sellers” has the meaning set forth in the preamble.

1.36 “OTPPB” has the meaning set forth in the preamble.

1.37 “OTPPB Parties” has the meaning set forth in the preamble.

1.38 “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity.

1.39 “Permitted Transferee” means, with respect to each Seller, any Affiliate (including affiliated funds) or limited partner thereof.

1.40 “Piggyback Notice” has the meaning set forth in Section 7.4.

1.41 “Piggyback Rights” has the meaning set forth in Section 7.4.

1.42 “Plan of Arrangement” means the plan of arrangement attached as Schedule B to the Arrangement Agreement, as the same may be amended, modified or supplemented from time to time.

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1.43 “Registrable Securities” means New ParentCo Shares issued to the Sellers pursuant to the Arrangement Agreement, including New ParentCo Shares issuable to the Sellers as a result of (a) a conversion, exchange of such New ParentCo Shares or by way of consolidation, split, business combination, amalgamation, merger or similar transaction, or (b) the applicable Seller’s exercise of its participation rights set forth under Section 5 herein. Registrable Securities shall cease to be Registrable Securities when (i) such securities have been disposed of pursuant to an effective Registration Statement, (ii) such securities have been disposed of under Rule 144 or any other exemption from the registration requirements of the Securities Act, as a result of which the transferee thereof does not receive “restricted securities” as defined in Rule 144 under the Securities Act, or (iii) such securities have been disposed of pursuant to an exemption from the requirement to prepare a prospectus under the Canadian Securities Laws, and the transferee thereof does not receive securities that are subject to any resale restriction under applicable Canadian Securities Laws.

1.44 “Registration Statement” means any registration statement of New ParentCo filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act.

1.45 “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor rule thereto.

1.46 “Sale Notice” has the meaning set forth in Section 6.3(a).

1.47 “SEC” means the Securities and Exchange Commission.

1.48 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.49 “Seller Indemnified Parties” has the meaning set forth in Section 7.9(a).

1.50 “Seller Nominee” has the meaning set forth in Section 4.3.

1.51 “Sellers” has the meaning set forth in the preamble.

1.52 “Selling Stockholder Information” has the meaning set forth in Section 7.9(a).

1.53 “Selling Stockholder Proceeds” has the meaning set forth in Section 7.9(b).

1.54 “Shelf Registration Statement” has the meaning set forth in Section 7.1.

1.55 “Support Period” means the period beginning on the date of the Closing and ending on the second (2nd) anniversary of the Closing.

1.56 “Trading Market” means a U.S. based nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market.

1.57 “Transfer” has the meaning set forth in Section 6.1.

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1.58 “Underwritten Offering” has the meaning set forth in Section 7.5.

1.59 “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the New ParentCo common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the New ParentCo common stock for such date (or the nearest preceding date) on the Trading Market on which the New ParentCo common stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the foregoing does not apply, the bid price of the New ParentCo common stock in the over-the-counter market on the electronic bulletin board for such New ParentCo common stock as reported by Bloomberg L.P. as of such time of determination, (c) if no bid price is reported for the New ParentCo common stock by Bloomberg L.P. as of such time of determination, the average of the bid prices of all of the market makers for the New ParentCo common stock as reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination, or (d) in all other cases, the fair market value of a share of New ParentCo common stock as determined by an independent nationally recognized investment bank or other qualified financial institution selected in good faith by the Board and reasonably acceptable to the applicable Seller, the fees and expenses of which shall be paid by New ParentCo.

2. Voting Support.

2.1 Voting Obligation. During the Support Period, each Seller, acting solely in such Seller’s individual capacity and not jointly with, or as part of any group including any other Seller, agrees separately with New ParentCo that such Seller shall vote (or cause to be voted) all New ParentCo Shares held by such Seller, directly or indirectly, in accordance with the recommendations of the Board with respect to each matter submitted to a vote or consent of the stockholders of New ParentCo.

2.2 Exceptions. Notwithstanding Section 2.1, the voting support obligation set forth in Section 2.1 shall not apply to any stockholder vote relating to: (a) any Extraordinary Transaction; (b) any related party transaction within the meaning of Item 404 of Regulation S-K promulgated under the Securities Act; (c) any matter that would constitute a violation of OTPPB’s proxy voting guidelines contained in its published Corporate Governance Principles and Proxy Voting Guidelines (as may be revised, modified, amended, restated or amended and restated from time to time during the Support Period); or (d) modifications to the organizational documents of New ParentCo.

3. Standstill. During the Support Period, each Seller, acting solely in such Seller’s individual capacity and not jointly with, or as part of any group including any other Seller, agrees separately with New ParentCo that such Seller shall not, and shall cause its direct and indirect controlled subsidiaries (excluding, for the avoidance of doubt, any portfolio company of the Sellers or any Permitted Transferee of the Sellers) not to, directly or indirectly:

(a) acquire or offer to acquire, directly or indirectly, any additional voting or debt securities of New ParentCo or its subsidiaries, or securities convertible into any voting or debt securities of New ParentCo or its subsidiaries;

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(b) seek to requisition, join in any requisition, or call a meeting of stockholders of New ParentCo;

(c) other than as expressly contemplated under Section 4 herein, nominate or propose to nominate any candidate for election to the Board, or attempt to effect the removal of any member of the Board or otherwise alter the composition of the Board;

(d) submit or induce any Person to submit any stockholder proposal in respect of New ParentCo;

(e) advise, assist, encourage, or otherwise act jointly or in concert with any other Person (including, for clarity, any non-controlled subsidiary or portfolio company) in connection with any of the foregoing; or

(f) make any public disclosure of any consideration, intention, plan, or arrangement inconsistent with any of the foregoing.

4. Board Representation.

4.1 Designation Rights. Subject to the limitation set forth in Section 4.2, for the duration of the Support Period, and for so long as the applicable Seller continues to hold ten percent (10%) or more of the outstanding voting securities of New ParentCo (the “Designation Period”):

(a) the Orion Sellers shall be entitled to designate for nomination to the Board such number of directors as is equal to the product of (x) the total number of directors then comprising the Board and (y) the percentage of the outstanding voting securities of New ParentCo beneficially owned, directly or indirectly, by the Orion Sellers, taken together, rounded down to the nearest whole number; provided that the Orion Sellers shall not be entitled to designate fewer than one (1) director for so long as they beneficially own, directly or indirectly, at least ten percent (10%) of the outstanding voting securities of New ParentCo; and provided further that the number of directors the Orion Sellers are entitled to designate pursuant to this Section 4.1(a) shall be reduced as necessary to comply with the limitation set out in Section 4.2; and

(b) the OTPPB Parties shall be entitled to designate one (1) nominee for election to the Board.

4.2 Limitation. Notwithstanding anything in this Section 4 to the contrary, under no circumstance shall the aggregate number of directors appointed or designated by the Sellers be equal to or greater than fifty percent (50%) of the total number of directors on the Board.

4.3 Support for Seller Nominees. Subject to Section 4.6, during the Designation Period, New ParentCo shall include each Person designated for nomination to the Board by a Seller pursuant to this Section 4 (each, a “Seller Nominee”) in the slate of nominees recommended by the Board for election at each annual meeting of stockholders at which directors are to be elected and shall use commercially reasonable efforts to cause the election of each Seller Nominee to the Board, including by recommending stockholders vote in favor of the election of each Seller Nominee.

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4.4 Vacancies. If, at any time, any Seller Nominee ceases to serve as a director of New ParentCo for any reason, the applicable Seller shall have the right to designate a replacement director to fill the resulting vacancy, subject to the requirements under Section 4.6, and New ParentCo shall take all necessary action to cause such replacement director to be appointed to the Board as promptly as practicable.

4.5 Termination of Rights. If, at any time after the Support Period, (i) the Orion Sellers, collectively, or (ii) the OTPPB Parties, collectively, in each case cease to beneficially own, directly or indirectly, at least ten percent (10%) of the outstanding voting securities of New ParentCo, then the right of such Sellers, as applicable, to designate nominees pursuant to Section 4.1 shall terminate.

4.6 Qualification of Nominees. Each Seller Nominee designated pursuant to this Section 4 shall first be qualified and approved by the Nominating and Corporate Governance Committee of the Board (or such other committee of the Board designated by the Board for such purpose) (the “Nominating Committee”), which approval shall not be unreasonably withheld, conditioned, or delayed. Such qualification and approval process shall include an assessment of each Seller Nominee’s qualifications and experience, personal and professional integrity, financial literacy, and other factors and criteria customarily reviewed and assessed for director candidates. Each Seller and each Seller Nominee shall provide the requisite information for purposes of the evaluation by the Nominating Committee and required disclosure in any proxy statement for any meeting of stockholders at which directors are to be elected. New ParentCo shall notify the designating Seller in writing within fifteen (15) Business Days of receiving notice of a proposed Seller Nominee if the Nominating Committee objects to such nominee; provided that if New ParentCo fails to deliver such notice within such fifteen (15) Business Day period, New ParentCo shall be deemed to have approved such Seller Nominee. If the Nominating Committee reasonably withholds approval of any proposed Seller Nominee pursuant to this Section 4.6, the designating Seller shall have the right to designate an alternative nominee, subject to the approval of the Nominating Committee in accordance with this Section 4.6; provided that the applicable Seller shall have the right to designate successive alternative nominees, without limitation as to number, until such time as the Nominating Committee approves a Seller Nominee designated by such Seller.

5. Participation Rights.

5.1 During the Support Period, in the event that New ParentCo proposes to issue any equity securities (including, but not limited to, any debt securities convertible or exchangeable into equity securities) of New ParentCo (an “Equity Issuance”), whether by way of public offering, private placement, or otherwise (other than Excepted Securities), each Seller shall be entitled to participate in such Equity Issuance, on the same terms and conditions as such Equity Issuance, to the extent necessary to maintain such Seller’s respective proportionate ownership interest (on a fully diluted basis) in New ParentCo immediately prior to such Equity Issuance. New ParentCo shall give each Seller written notice of any proposed Equity Issuance (the “Issuance Notice”) at least fifteen (15) Business Days prior to the anticipated closing date of such Equity Issuance. The Issuance Notice shall set forth the material terms of the proposed Equity Issuance, including the number and type of securities to be issued, the price per security, and the anticipated closing date. Each Seller shall have ten (10) Business Days from receipt of the Issuance Notice to deliver to New ParentCo a written election to participate in such Equity Issuance, specifying the number of securities such Seller elects to purchase (not to exceed, without the written consent of the Board, such Seller’s pro rata entitlement). The closing of any purchase by a Seller pursuant to this Section 5 shall occur simultaneously with, or as promptly as practicable following, the closing of the applicable Equity Issuance. Each Seller exercising its participation right shall pay the same price per security as is paid by the other purchasers in such Equity Issuance.

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6. Lock-up; Transfer Restrictions.

6.1 Lock-Up. During the Lock-Up Period, each Seller shall not, directly or indirectly, sell, transfer, assign or otherwise dispose of any New ParentCo Shares held by such Seller (each, a “Transfer”), provided that, if the VWAP of the New ParentCo common stock equals or exceeds $5.47 (U.S. dollars) during any consecutive 20-trading day period (with any such period beginning on or after 90 days following the Closing), then the foregoing restriction shall no longer apply. Except in the case of the foregoing proviso, early release from the restrictions set forth in this Section 6.1 may occur only with the prior written consent of New ParentCo (and, as applicable, any applicable underwriters).

6.2 Permitted Transfers. Notwithstanding Section 6.1, each Seller may, without the prior written consent of New ParentCo, Transfer New ParentCo Shares to any Permitted Transferee; provided that such Permitted Transferee shall first agree in writing with New ParentCo, in a form reasonably satisfactory to New ParentCo, to be bound by the same obligations as the applicable Seller under this Agreement (including the lock-up and transfer restrictions contained in this Section 6). New ParentCo shall provide reasonable assistance to the Sellers in connection with any such permitted Transfer (including, where applicable, facilitation of the delivery of opinions of counsel for New ParentCo and letters of instruction, in each case, to the transfer agent for New ParentCo).

6.3 Resales.

(a) For a period ending on the earlier of: (a) the expiration of the Support Period; and (b) such time as the applicable Seller ceases to hold, directly or indirectly, more than ten percent (10%) of the issued and outstanding shares of New ParentCo, each Seller shall not, directly or indirectly, Transfer any New ParentCo Shares:

(i) without first providing New ParentCo at least three (3) Business Days’ prior written notice (a “Sale Notice”) of such intention to Transfer which notice shall include details of the proposed sale, including the proposed number of securities to be sold; provided that the foregoing restriction shall not apply to: (x) underwritten offerings or underwritten block trades pursuant to the registration rights set forth in Section 7 herein or sales made pursuant to Rule 144 in compliance with the manner of sale provisions of Rule 144(f); or (y) Transfers to Permitted Transferees of the applicable Seller; provided further that the foregoing restriction shall not apply to any Transfers involving less than two percent (2%) of the issued and outstanding New ParentCo Shares during any thirty (30)-day period;

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(ii) to any Person or group, or any Affiliate of such Person or group, that, to the actual knowledge of the Sellers (after reasonable inquiry), owns or would beneficially own or control, directly or indirectly (including through joint actors), more than ten percent (10%) of the outstanding New ParentCo Shares as a result of such transaction or series of transactions; provided that the foregoing restriction shall not apply to sales effected through an underwritten public offering or Rule 144 where the Sellers do not have actual knowledge (after reasonable inquiry) (x) of the identity of the ultimate purchasers of the New ParentCo Shares from the underwriters or the broker or market maker in a Rule 144 sale or (y) that such ultimate purchasers owns or would own or control more than ten percent (10%) of the outstanding New ParentCo Shares as a result of such sale or series of sales; or

(iii) to any Person or group, or any Affiliate or joint actor of such Person or group, that is included on Schedule I to this Agreement.

(b) Prior to completing any Transfer of New ParentCo Shares conducted through an underwriter, broker or other agent, the applicable Seller agrees to provide such party with this Agreement and request that they conduct the offering and any related allocation process in compliance with its provisions. Where the applicable Seller has the right to participate in, or direct the allocation of, New ParentCo Shares in connection with any underwritten or other offering, the Seller shall ensure that New ParentCo is given the right to participate in the final allocation process. For the avoidance of doubt, without limiting the generality of the foregoing, no Seller shall be obligated to provide any indemnity, representation, warranty, covenant or other undertaking to, or to incur any liability or expense in favor of, any such underwriter, broker or other agent, or to take any other step to procure or enforce compliance by such party with the terms of this Agreement.

7. Registration Rights. New ParentCo covenants and agrees as follows:

7.1 Shelf Registration Statement.

(a) Within sixty (60) days following the Closing, New ParentCo shall prepare and file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering all Registrable Securities then outstanding and held by the Sellers, on: (i) Form S-3 (or any successor or similar short-form registration statement under the Securities Act), if New ParentCo is then eligible to use Form S-3; or (ii) if New ParentCo is not then eligible to use Form S-3, any other appropriate form under the Securities Act, including Form S-1 (or any successor or similar long-form registration statement under the Securities Act), in each case providing for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto).

(b) New ParentCo shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible following the filing thereof, and such reasonable best efforts shall apply to trying to have the Shelf Registration Statement declared effective under the Securities Act by ninety (90) days following the Closing, and shall cause such Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available (which Registration Statement shall also be referred to herein as the Shelf Registration Statement), for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities.

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7.2 Deferral Rights. Notwithstanding the foregoing obligations, if New ParentCo, by decision of the Board, in good faith determines that any filing (i) would require disclosure of any plan or proposal by New ParentCo to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction (ii) would be reasonably likely to require the premature disclosure of information, which premature disclosure could materially and adversely affect New ParentCo, or (iii) would impede the ability of New ParentCo to consummate a significant transaction (including, without limitation, a significant financing, acquisition, restructuring or merger), then in any such case New ParentCo may postpone or suspend for up to seventy-five (75) days the filing or the effectiveness of a Registration Statement or any amendment or supplement to a Registration Statement; provided, that New ParentCo may not postpone the filing or effectiveness of a Registration Statement or any such amendment or supplement to a Registration Statement more than one (1) time during any twelve (12) month period and no such postponement shall last for a period exceeding ninety (90) days in the aggregate during any twelve (12) month period. For the avoidance of doubt, New ParentCo shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

7.3 Demand Registration Rights. Subject to Section 7.2 of this Agreement, the Sellers shall be entitled to demand registration rights (each, a “Demand Registration”) with respect to all or a portion of the applicable Seller’s Registrable Securities, including for underwritten offerings, underwritten block trades, and shelf takedowns; provided that (i) the Sellers shall be entitled to make such demand no more than once in any one hundred twenty (120)-day period, (ii) each Demand Registration must have minimum expected offering proceeds (inclusive of any applicable underwriting discounts and commissions) of seventy-five million dollars ($75,000,000) and (iii) each Demand Registration may only be made by Sellers representing a majority of the Sellers’ aggregate outstanding Registrable Securities (“Demanding Holders”). Upon receipt of a written demand from a Seller for a Demand Registration in accordance with the foregoing, New ParentCo shall (A) use its commercially reasonable efforts to effect the registration of such Registrable Securities, including, if required, while New ParentCo remains a reporting issuer under Canadian Securities Laws and such Seller is a Control Person, filing and qualifying for distribution in Canada the Registrable Securities pursuant to the multijurisdictional disclosure system established by the United States and Canada or, if the multijurisdictional disclosure system is not available or applicable, preparing and filing a prospectus or prospectus supplement under Canadian Securities Laws as may be required to qualify the distribution of such Registrable Securities in the applicable provinces and territories of Canada, and (B) provide customary cooperation with respect to the intended method of distribution, including, if a proposed offering is to be underwritten, executing customary underwriting agreement and “lock up” agreements, providing customary comfort letters and legal opinions and making appropriate personnel of New ParentCo available to participate in customary road shows.

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7.4 Piggyback Rights. If, at any time, New ParentCo proposes to register any of its equity securities under the Securities Act (whether for its own account or for the account of any other Person) on a Registration Statement (other than in connection with any Excluded Registration) or proposes to qualify a distribution of its equity securities under Canadian Securities Laws in one or more jurisdictions in Canada by way of a Canadian prospectus, New ParentCo shall give each Seller written notice (a “Piggyback Notice”) of such proposal at least fifteen (15) Business Days prior to the anticipated filing date of such Registration Statement or Canadian prospectus. Each Seller shall have the right (a “Piggyback Rights”) to include in such registration all or a portion of such Seller’s Registrable Securities, by delivering written notice to New ParentCo within ten (10) Business Days of receipt of a Piggyback Notice.

7.5 Underwriting Requirements.

(a) If the majority-in-interest of the Demanding Holders intend to distribute the Registrable Securities covered by its request by means of an underwritten offering (an “Underwritten Offering”), they shall so advise New ParentCo as a part of its request made pursuant to Section 7.3. The underwriter(s) for such Underwritten Offering will be selected by the majority-in-interest of the Demanding Holders. All Holders proposing to distribute their securities in such Underwritten Offering (including, for the avoidance of doubt, pursuant to the exercise of any Piggyback Rights) shall enter into an underwriting agreement in customary form with the underwriter(s) for such Underwritten Offering.

(b) Notwithstanding any other provision of this Section 7.5, if the managing underwriter(s) advise(s) the Demanding Holders in writing that marketing factors require a limitation on the number of New ParentCo Shares to be included in any Underwritten Offering, then the Demanding Holders shall so advise all Holders that otherwise would be included in such Underwritten Offering pursuant hereto, and the number of Registrable Securities that may be included in such Underwritten Offering shall be allocated among such Holders of Registrable Securities as follows:

(i) first, ratably among the Holders based on the number of Registrable Securities held by such Holders; provided, that if the allocation pursuant to this clause (i) exceeds the number of Registrable Securities any Holder desires to sell, then the excess shall be reallocated among the other Holders in the same manner until all of the Registrable Securities that are available for sale are allocated to the Holders who wish to sell;

(ii) second, all New ParentCo Shares proposed to be registered pursuant to any piggyback registration rights of stockholders of New ParentCo other than any Holder; and

(iii) third, New ParentCo.

7.6 Obligations of New ParentCo. Whenever required under this Section 7 to effect the registration of any Registrable Securities, New ParentCo shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and keep such Registration Statement effective until there are no more Registrable Securities;

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(b) prepare and file with the SEC such amendments and supplements to such Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that New ParentCo shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless New ParentCo is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any Underwritten Offering, execute a customary underwriting agreement and “lock-up” agreement, and cause each of its executive officers and directors (and, to the extent requested by the applicable managing underwriter, use reasonable best efforts to cause each of its significant stockholders) to execute a “lock-up” agreement, in form and substance reasonably satisfactory to the managing underwriter(s);

(f) furnish to the managing underwriter(s) customary comfort letters from New ParentCo’s independent certified public accountants;

(g) furnish to the managing underwriter(s) customary legal opinions of New ParentCo’s outside counsel;

(h) make appropriate personnel of New ParentCo reasonably available to participate in customary “road shows” and other marketing activities;

(i) use its reasonable best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by New ParentCo are then listed;

(j) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of New ParentCo, and cause New ParentCo’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

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(l) notify each selling Holder, promptly after New ParentCo receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(m) after such Registration Statement becomes effective, notify each selling Holder of any request by the SEC that New ParentCo amend or supplement such Registration Statement or prospectus; and

(n) if New ParentCo is a reporting issuer under applicable Canadian Securities Laws, if required to do so, use commercially reasonable efforts to qualify the Registrable Securities for distribution in those provinces and territories of Canada in which New ParentCo is a reporting issuer, as reasonably requested by the selling Holder, including by preparing and filing any prospectus, prospectus supplement, or other document required to be filed under applicable Canadian Securities Laws in connection with such distribution.

7.7 Furnish Information. It shall be a condition precedent to the obligations of New ParentCo to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to New ParentCo such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

7.8 Expenses of Registration. New ParentCo shall bear all costs and expenses incidental to New ParentCo’s performance of or compliance with the registration rights set forth in this Section 7, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with the qualification or filing of Registrable Securities for distribution under applicable Canadian Securities Laws (including any fees payable to Canadian securities regulatory authorities in connection therewith), printing expenses, and fees and disbursements of counsel for New ParentCo and fees and expenses of New ParentCo’s independent certified public accountants. Notwithstanding the foregoing, New ParentCo shall not be required to pay: (i) any underwriting discounts and commissions attributable to the sale of Registrable Securities; (ii) any transfer taxes, if any, attributable to the sale of Registrable Securities; or (iii) any fees of advisors or counsel of any Sellers in connection therewith, each of which will be borne by the applicable Seller.

7.9 Indemnification.

(a) To the extent permitted by law, New ParentCo shall indemnify and hold harmless each Seller and its Affiliates, and each of their respective officers, directors, employees, members, partners, agents, and representatives (collectively, the “Seller Indemnified Parties”), from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable fees and disbursements of counsel) (collectively, “Losses”) arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus (including any preliminary prospectus or final prospectus filed in the U.S. or Canada), or any amendment or supplement thereto, or any free writing prospectus; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that New ParentCo shall not be liable to the extent that any such Losses arise out of or are based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished to New ParentCo by or on behalf of any Seller expressly for use in connection with such Registration Statement (“Selling Stockholder Information”).

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(b) Each Seller shall, severally and not jointly, indemnify and hold harmless New ParentCo and its directors, officers, employees, agents, and representatives from and against any Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance upon and in conformity with Selling Stockholder Information; provided, however, that the liability of each Seller under this Section 7.9(b) shall not exceed the net proceeds (after deducting underwriter discounts and commissions) received by such Seller from the sale of Registrable Securities giving rise to such indemnification obligation (“Selling Stockholder Proceeds”).

(c) Promptly after receipt by an indemnified party under this Section 7.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.9, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.9.

(d) If the indemnification provided for in Sections 7.9(a) or 7.9(b) is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any Losses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 7.9(d), in no event shall a Seller be required to contribute any amount in excess of its Selling Stockholder Proceeds.

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(e) The obligations of New ParentCo and Holders under this Section 7.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 7, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

7.10 Rule 144 Cooperation. New ParentCo covenants that, at all times following the Closing, it shall use commercially reasonable efforts to: (a) cooperate with the Sellers in connection with any sale of Registrable Securities pursuant to Rule 144, including by providing customary instruction letters and legal opinions to New ParentCo’s transfer agent, and such other cooperation as may reasonably be requested; and (b) take all actions reasonably necessary to enable the removal of restrictive legends from certificates (or book-entry notations) evidencing the Registrable Securities of the Sellers in connection with a sale of Registrable Securities that is made pursuant to an effective Registration Statement or in compliance with Rule 144.

7.11 Limitations on Subsequent Registration Rights. New ParentCo shall not grant to any third party registration rights that are senior to, or on parity with, the registration rights granted to the Sellers pursuant to this Section 7, without the prior written consent of each Seller. For the avoidance of doubt, subject to and without limiting the Sellers’ rights under Section 7.1, New ParentCo may elect to register the Exchangeable Shares on the Shelf Registration Statement.

8. Term; Termination.

8.1 This Agreement shall become effective upon the Closing and shall remain in full force and effect until the earliest of: (a) the date after the Support Period on which all Sellers have ceased to hold any New ParentCo Shares; (b) the written agreement of all Parties to terminate this Agreement; or (c) with respect to any particular Seller, the date on which the Support Period has expired and such Seller no longer holds any Registrable Securities; provided, however, that the provisions of Section 7.9 (Indemnification) herein, this Section 8 (Term; Termination), and Section 9 (Miscellaneous) herein shall survive any termination of this Agreement.

9. Miscellaneous.

9.1 Successors and Assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties; provided, however, that each Seller may assign its rights and obligations hereunder to any Affiliate to whom such Seller Transfers New ParentCo Shares in accordance with Section 6.2 herein, provided that such Affiliate agrees in writing to be bound by the terms of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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9.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the laws of any other jurisdiction.

9.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made: (a) when personally delivered; (b) when sent by confirmed electronic mail (with a copy sent by another method specified in this Section 9.5); (c) one (1) Business Day after being sent by a nationally recognized overnight courier service; or (d) five (5) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested, in each case to the applicable Party at its address set forth below (or at such other address as a Party may designate by ten (10) days’ advance written notice to the other Parties):

If to New ParentCo:

Uranium Royalty Corp.

141 Union Blvd, Suite #310

Lakewood, CO 80228

Attention: Scott Melbye

Email: [Redacted: personal information]

with a copy (which shall not constitute notice) to:

Sangra Moller LLP

1021 West Hastings Street, Suite 2200

Vancouver, British Columbia V6E 0C3

Attention: Rod Talaifar

Email: [Redacted: personal information]

If to the Orion Sellers:

Orion Resource Partners (USA) LP

7 Bryant Park, 1045 Avenue of the Americas, Floor 25

New York, NY 10018

Attention: Legal

Email: [Redacted: personal information]

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with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Andrew Fadale

Email: [Redacted: personal information]

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington St. West

Suite 3000, P.O. Box 270, TD Centre

Toronto, ON M5K 1N2

Attention: Michael Pickersgill

Email: [Redacted: personal information]

If to the OTPPB Parties:

Ontario Teachers’ Pension Plan Board

Ontario Teachers’ Pension Plan

160 Front Street West, Suite 3200, Toronto, Ontario

M5J 0G4, Canada

Attention: James Sikora and Legal

Email: [Redacted: personal information]

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington St. West

Suite 3000, P.O. Box 270, TD Centre

Toronto, ON M5K 1N2

Attention: Michael Pickersgill

Email: [Redacted: personal information]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas, United States 75201

Attention: James R. Griffin

Email: [Redacted: personal information]

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and

Weil, Gotshal & Manges LLP

767 5th Ave

New York, New York, United States 10153

Attention: Alex Lynch

Email: [Redacted: personal information]

9.6 Amendments and Waivers. No amendment, modification, or supplement to this Agreement shall be effective unless it is in writing and signed by New ParentCo and each Seller. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party granting such waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.7 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in a mutually acceptable manner.

9.8 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, both written and oral, among the Parties with respect to such subject matter.

9.9 Dispute Resolution. Each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware in respect of all matters arising under and in relation to this Agreement, and waives any objection to the laying of venue in such courts and any claim of inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 herein, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES DISCUSSED HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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Each party will bear its own costs in respect of any disputes arising under this Agreement.

9.10 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

9.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.12 Further Assurances. Each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the Transactions contemplated hereby.

9.13 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly set forth in Section 7.9.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Investors Rights Agreement as of the date first written above.

COMPANY:

URANIUM ROYALTY CORP.

By:	/s/ Scott Melbye
Name:	Scott Melbye
Title:	Chief Executive Officer

[Signature Page to Investors Rights Agreement]

ORION RESOURCE PARTNERS (USA) LP

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Managing Partner

OMF II ONSHORE GAMMA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF II INTERMEDIATE HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE GAMMA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF ONSHORE OMEGA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to Investors Rights Agreement]

OMF CO-FUND II HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF II ONSHORE ALPHA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF II ONSHORE BETA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE ALPHA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III ONSHORE BETA HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

OMF III INTERMEDIATE HOLDINGS LLC

By:	/s/ Istvan Zollei
Name:	Istvan Zollei
Title:	Authorized Signatory

[Signature Page to Investors Rights Agreement]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ James Sikora
Name:	James Sikora
Title:	Authorized Signatory

HRG METALS LP by its general partner HRG METALS GP INC.

By:	/s/ James Sikora
Name:	James Sikora
Title:	Authorized Signatory

[Signature Page to Investors Rights Agreement]